                                                       DRAFT OF OCTOBER 22, 1997

--------------------------------------------------------------------------------




                               OCEAN ENERGY, INC.


                                3,280,000 SHARES
                                  COMMON STOCK




                            U.S. PURCHASE AGREEMENT





                              MERRILL LYNCH & CO.
                              LEHMAN BROTHERS INC.
                HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
                       MORGAN STANLEY & CO. INCORPORATED
                           PETRIE PARKMAN & CO., INC.
                               SMITH BARNEY INC.




                                          , 1997
                                ----------


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


U.S. PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.       Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)      Representations and Warranties by the Company . . . . . . . . . . . . . . . . . . . . . . . . 4
                          (i)     Compliance with Registration Requirements . . . . . . . . . . . . . . . . . . . . . . 4
                          (ii)    Incorporated Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          (iii)   Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          (iv)    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          (v)     Pro Forma Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (vi)    No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (vii)   Good Standing of Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (viii)  Good Standing of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (ix)    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (x)     Authorization and Description of Securities . . . . . . . . . . . . . . . . . . . . . 6
                          (xi)    Authorization of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (xii)   Absence of Defaults and Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (xiii)  Absence of Labor Dispute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (xiv)   Absence of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (xv)    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xvi)   Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xvii)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xviii) Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xix)   Absence of Further Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xx)    Possession of Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xxi)   Absence of Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xxii)  Stabilization or Manipulation . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xxiii) Compliance with Cuba  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xxiv)  Forward Looking Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xxv)   Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xxvi)  Illegal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xxvii) Absence of Stamp Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (b)      Representations and Warranties by the Selling Stockholders  . . . . . . . . . . . . . . . .  11
                          (i)     Information Concerning Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (ii)    Accurate Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (iii)   Good and Marketable Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (iv)    Authorization of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (v)     Absence of Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (vi)    Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (vii)   Representations and Warranties of Company . . . . . . . . . . . . . . . . . . . . .  13
                          (viii)  Stabilization or Manipulation . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (c)      Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 2.       Sale and Delivery to U.S. Underwriters; Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (a)      Initial U.S. Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)      U.S. Option Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (c)      Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.       Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (a)      Compliance with Securities Regulations and Commission Requests. . . . . . . . . . . . . . .  15
                 (b)      Form of Prospectuses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (c)      Filing of Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (d)      Delivery of Registration Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (e)      Delivery of U.S. Prospectus.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (f)      Amendments and Supplements to Prospectuses. . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (g)      Blue Sky Qualifications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (h)      Rule 158. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (i)      Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (j)      Omission of Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (k)      Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (l)      Restriction on Sale of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (m)      Stabilization or Manipulation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 4.       Covenants of the Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (a)      Restriction on Sale of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (b)      Stabilization or Manipulation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (c)      Form W-9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 5.       Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.       Conditions of Obligations of the U.S. Underwriters . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (a)      Effectiveness of Registration Statement.  . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (b)      Opinion of Counsel for the Company and the Selling Stockholders.  . . . . . . . . . . . . .  19
                 (c)      Opinion of Counsel for the U.S. Underwriters. . . . . . . . . . . . . . . . . . . . . . . .  19
                 (d)      Officers' Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (e)      Certificate of Selling Stockholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (f)      Accountant's Comfort Letter.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (g)      Bring-down Comfort Letter.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (h)      Additional Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (i)      Approval of Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (j)      Lock-Up Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (k)      Satisfaction of U.S. Representatives. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (l)      Purchase of Initial International Securities  . . . . . . . . . . . . . . . . . . . . . . .  22
                 (m)      Conditions to Purchase of U.S. Option Securities. . . . . . . . . . . . . . . . . . . . . .  22
                 (n)      Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 7.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (a)      Indemnification of U.S. Underwriters. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (b)      Indemnification of Company, Directors and Officers and
                          Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (c)      Actions Against Parties; Notification.  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                 (d)      Settlement without Consent if Failure to Reimburse  . . . . . . . . . . . . . . . . . . . .  26
                 (e)      Limitation of Selling Stockholder Liability.  . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.       Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 9.       Representations, Warranties and Agreements to Survive Delivery . . . . . . . . . . . . . . . . . . .  27
SECTION 10.      Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 11.      Default by One or More of the U.S. Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 12.      Default by One or More of the Selling Stockholders or the Company  . . . . . . . . . . . . . . . . .  29
SECTION 13.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 14.      Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 15.      Governing Law and Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 16.      Effect of Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                3,280,000 SHARES
                               OCEAN ENERGY, INC.
                            (A DELAWARE CORPORATION)

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


                            U.S. PURCHASE AGREEMENT

                                                             _____________, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
LEHMAN BROTHERS INC.
HOWARD, WEIL, LABOUISSE,
   FRIEDRICHS INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PETRIE PARKMAN & CO., INC.
SMITH BARNEY INC.
         as U.S. Representatives of the
         several U.S. Underwriters
c/o MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
     World Financial Center
     North Tower
     New York, New York  10281-1209

Dear Sirs:

                 Ocean Energy, Inc., a Delaware corporation (the "Company"), and each of the stockholders of the Company named in Schedule B hereto (the "Selling Stockholders"), confirm their respective agreements with you and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc., Howard, Weil, Labouisse, Friedrichs Incorporated, Morgan Stanley & Co. Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the issuance and sale by the Company and the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value

$.01 per share, of the Company ("Common Stock") set forth in Schedule A hereto, of which 2,800,000 shares shall be issued and sold by the Company and 480,000 shares shall be sold by the Selling Stockholders as set forth in Schedule B hereto, and (ii) with respect to the grant by a certain Selling Stockholder, to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of the U.S. Underwriters' pro rata portion of up to an additional 492,000 shares of Common Stock to cover over-allotments. The 3,280,000 shares of Common Stock to be purchased by the U.S. Underwriters (the "Initial U.S. Securities") together with all or any part of the U.S. Underwriters' pro rata portion of 492,000 shares of Common Stock subject to the option described in Section 2 hereof (the "U.S. Option Securities") are collectively hereinafter called the "U.S. Securities."

                 It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Stockholders of an aggregate of 820,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Lehman Brothers International (Europe), Howard, Weil, Labouisse, Friedrichs Incorporated, Morgan Stanley & Co. International Limited, Petrie Parkman & Co., Inc. and Smith Barney Inc. are acting as lead managers (the "Lead Managers") and the grant by a certain Selling Stockholder to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 123,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company and the Selling Stockholders are not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

                 The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities".

                 The U.S. Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-37985) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the U.S. Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated _____, 1997 and preliminary International Prospectus dated ____, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                 The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after the Registration Statement becomes effective and this Agreement has been executed and delivered.

                 For purposes of this Agreement, the term "Company" means the Company and, unless the context otherwise requires, includes its subsidiaries.

                 SECTION 1.       Representations and Warranties.

                 (a) Representations and Warranties by the Company. The Company represents and warrants to each of the U.S. Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                          (i) Compliance with Registration Requirements. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectuses, as of their date and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the U.S. Underwriters through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement and any amendments thereto become effective and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

                          (iv) Financial Statements. The financial statements (except for the pro forma financial information), including the notes thereto, included in the Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement and the Prospectuses as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectuses and except for the pro forma financial information included therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                          (v) Pro Forma Financial Statements. The pro forma financial information of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectuses has been prepared in accordance with the applicable published rules and regulations of the Commission and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give pro forma effect to the transactions or circumstances referred to therein.

                          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
         (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                          (vii) Good Standing of Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                          (viii) Good Standing of Subsidiaries. Each subsidiary of the Company (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or other) to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; there are no outstanding options to purchase, or rights or warrants to subscribe for, or securities or obligations convertible into, or contracts or commitments to issue or sell, any capital stock or other securities of the Subsidiaries.

                          (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under "Capitalization" (except for issuances, if any, subsequent to the date of the Prospectus pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                          (x)       Authorization and Description of
         Securities. The Securities have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Manager pursuant to the International Purchase Agreement and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and in the International Purchase Agreement, respectively, will be validly issued and fully paid and nonassessable; the issuance of the Securities is not subject to preemptive or other similar rights to subscribe to or purchase the same arising by operation of law or under the charter or bylaws of the Company or otherwise; and the Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectuses.

                          (xi) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                          (xii) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or is in breach of or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject, except for any such breaches or defaults which have been waived or would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the issuance and sale of the Securities hereunder and under the International Purchase Agreement and the consummation of the other transactions contemplated herein and therein, and compliance by the Company with its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company and, except as described in the Prospectuses, will not conflict with or constitute a breach or violation of, or default under, or give rise to any right of termination or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which either of them is a party or by which any of them may be bound, or to which any of the property or assets of the Company or its Subsidiaries is subject, nor will such action conflict with, or result in any breach or violation of, or default under, the provisions of the charter or by-laws of the Company or its Subsidiaries or of any applicable law, administrative regulation or administrative or court decree.

                          (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors any of which might, individually or in the aggregate, be expected by the Company to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                          (xiv) Absence of Proceedings. The Company and each of its Subsidiaries are conducting and propose to conduct their respective businesses so as to comply in all respects with applicable federal, state, local and foreign government statutes and regulations, except where such failure to comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement and the Prospectuses (other than as disclosed therein), or which, individually or in the aggregate, may be reasonably expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which, individually or in the aggregate, may be reasonably expected to materially and adversely affect the properties or assets thereof or which may be reasonably expected to materially and adversely affect the consummation of this Agreement and the International Purchase Agreement; all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectuses, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and its Subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to or incorporated by reference into the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

                          (xv) Taxes. The Company and each of its Subsidiaries have filed all United States federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all federal taxes and all material state and local taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries might have), individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. The charges, accruals and reserves on the consolidated books of the Company in respect of any income, franchise or corporation tax liability for any years not fully determined are reasonable and have been recorded on a basis in conformance with generally accepted accounting principles.

                          (xvi) Title to Property. Except as described in the Prospectuses, the Company and each of its Subsidiaries have (1) generally satisfactory or good and indefeasible title to all their interests in their oil and gas properties, title investigations having been carried out by or on behalf of such person in accordance with good practice in the oil and gas industry in the areas in which the Company operates and (2) good and indefeasible title to all other real property and good and marketable title to all other properties and assets described in the Prospectuses as owned by them and valid, subsisting and enforceable leases for all of the properties and assets, real or personal, described in the Prospectuses as leased by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those described in the Prospectuses and those that could not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                          (xvii) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

                          (xviii)   Contracts and Agreements.  Each contract,
         agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of any such person is subject, which is material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise has been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as applicable, and neither the Company nor its Subsidiaries is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement except for any such breaches or defaults which have been waived or would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; except as described or contemplated by the Prospectuses, none of such contracts, agreements or arrangements has been assigned by either of the Company or its Subsidiaries, and the Company knows of no present condition or fact which would prevent compliance by the Company or its Subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms in all material respects; except as described in the Prospectuses, neither the Company nor any of its Subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof.

                          (xix) Absence of Further Requirements. No authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is necessary or required in connection with the execution, delivery and performance of this Agreement or the International Purchase Agreement or the offering, issuance or sale of the Securities hereunder or thereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations or state or foreign securities laws.

                          (xx) Possession of Licenses and Permits. The Company and its Subsidiaries possess such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Prospectuses, except for such licenses, permits, consents, orders, certificates or authorizations of which the failure by the Company or its Subsidiaries to possess would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material and adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                          (xxi) Absence of Registration Rights. No holder of securities of the Company or any of its Subsidiaries has any rights to require the registration of such securities as a result of the filing of the Registration Statement, or in connection with the offering of the Securities that have not been either complied with or duly and effectively waived.

                          (xxii) Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities; and the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any preliminary prospectus filed with the Commission or the Prospectus.

                          (xxiii)   Compliance with Cuba.  The Company has
         complied and will comply in all respects with the provisions of Florida H.B. 1771 (codified as Section 517.075 of the Florida Statutes) and the regulations promulgated thereunder; and, to the knowledge of the Company, neither the Company or any of its Subsidiaries, nor any of their respective affiliates, does business with the government of Cuba or with any person or affiliate located in Cuba.

                          (xxiv) Forward Looking Statements. No forward looking statement (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                          (xxv) Environmental Laws. The Company and each of its Subsidiaries (A) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) are in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of its Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, any material adverse change in the condition (financial or other), results of operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, any material adverse change in the condition (financial or other), results of operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise; and the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

                          (xxvi) Illegal Payments. Neither the Company nor any of its Subsidiaries have, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company and its Subsidiaries, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

                          (xxvii)   Absence of Stamp Taxes.  There is no stamp
         duty, value-added tax or any similar tax or duty, payable by or on behalf of the U.S. Underwriters or the Company in connection with the authorization, issuance, sale and delivery of the Securities in the manner contemplated by this Agreement or the International Purchase Agreement.

                 (b) Representations and Warranties by the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to each U.S. Underwriter as of the date hereof , as of the Closing Time, and, if the Selling Shareholder is selling U.S. Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each U.S. Underwriter, as follows:

                          (i) Information Concerning Company. Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder by any information concerning the Company that is not set forth in the Prospectuses or other documents filed by the Company with the Commission pursuant to the periodic reporting and other informational requirements of the 1934 Act or the 1934 Act Regulations.

                          (ii) Accurate Disclosure. To the extent that any statements or omissions in the Registration Statement or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use therein, the Registration Statement, at the time the Registration Statement becomes effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. To the extent that any statements or omissions in the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use therein, the Prospectuses, as of their date (unless the term "Prospectuses" refers to Prospectuses which have been provided to the U.S. Underwriters and the International Manager by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective, in which case at the time such Prospectuses are first provided to the U.S. Underwriters and the International Manager for such use) and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (iii) Good and Marketable Title. Such Selling Stockholder has and will have at Closing Time good and marketable title to the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or restriction on transfer or other defect in title; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement and upon delivery of and payment for the Securities as herein contemplated and as contemplated in the International Purchase Agreement, the U.S. Underwriters will acquire good and marketable title to such Securities, free and clear of any pledge, lien, security interest, encumbrance, claim or restriction on transfer or other defect in title.

                          (iv) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by such Selling Stockholder.

                          (v) Absence of Conflicts. The execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default by such Selling

         Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, or any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder any of its properties.

                          (vi) Consents and Approvals. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the International Purchase Agreement and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder and thereunder have been obtained.

                          (vii) Representations and Warranties of Company. To the knowledge of such Selling Stockholder, none of the representations and warranties of the Company set forth in Section 1(a) above are untrue or inaccurate in any material respect.

                          (viii) Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities; and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any preliminary prospectus filed with the Commission or the Prospectuses.

                 (c) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Global Coordinator, U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder and delivered to the Global Coordinator, U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each U.S. Underwriter as to the matters covered thereby.

                 SECTION 2.         Sale and Delivery to U.S. Underwriters;
Closing.

                 (a) Initial U.S. Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell 2,800,000 Initial U.S. Securities to the U.S. Underwriters, severally and not jointly, and the Selling Stockholders, severally and not jointly, agree to sell an aggregate of 480,000 Initial U.S. Securities (each to sell the number of Initial U.S. Securities opposite the name of such Selling Stockholder in Schedule B hereto) to the U.S. Underwriters, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each of the Selling Stockholders, at the price per share set forth in Schedule C, the number of Initial U.S.

Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
Section 11 hereof, subject, in each case, to such adjustments as the U.S. Underwriters in their discretion shall make to eliminate any sales or purchases of fractional U.S. Securities.

                 (b) U.S. Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, hereby grant an option to the U.S. Underwriters, severally and not jointly, to purchase from them up to an additional 492,000 shares of Common Stock (each Selling Stockholder to sell up to the number of U.S. Option Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto), at the price per share set forth in Schedule C. The option hereby granted will expire on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to each of the Selling Stockholders who are selling U.S. Option Securities setting forth the aggregate number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator but shall be not earlier than two nor later than five full business days after receipt of such notice by the Selling Stockholders of the exercise of said option, nor in any event prior to Closing Time (as hereinafter defined), unless otherwise agreed upon by the Global Coordinator and the Selling Stockholders. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the number of U.S. Option Securities which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter (plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
Section 11 hereof) bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments as the U.S. Underwriters in their discretion shall make to eliminate any sales or purchases of fractional U.S. Securities. Each of the Selling Stockholders will sell shares purchased pursuant to the over-allotment option in the same proportion as the number of shares of U.S. Option Securities to be sold by such Selling Stockholder bears to the total number of shares of U.S. Option Securities sold by the Selling Stockholders pursuant to this Agreement. For purposes of this Agreement, the term "business day" means a day on which the New York Stock Exchange is open for trading.

                 (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the office of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders, at 9:00 A.M., Houston, Texas time, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of

Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned office of Baker & Botts, L.L.P., or at such other place as shall be mutually agreed upon by the Global Coordinator and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Global Coordinator to the Selling Stockholders. Payment shall be made to the Company and the Selling Stockholders, as the case may be, by wire transfer of immediately available funds to the order of the Company and each Selling Stockholder, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. Certificates for the Initial U.S. Securities and the U.S. Option Securities shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Securities which it has agreed to purchase. The U.S. Representatives individually and not as representatives of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the U.S. Securities to be purchased by any U.S. Underwriter whose funds have not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Initial U.S. Securities and the U.S. Option Securities to be purchased by the U.S. Underwriters will be made available in New York City for examination and packaging by the U.S. Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

                 SECTION 3. Covenants of the Company. The Company covenants with each of the U.S. Underwriters as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. The Company will notify the Global Coordinator immediately, and other than for item (i) below, confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment) and, if the Company elects to rely upon Rule 430A of the 1933 Act Regulations, of the filing of the Prospectuses pursuant to Rule 430A and Rule 424(b) of the 1933 Act Regulations, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification and, in the event of the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification, to obtain the lifting thereof at the earliest possible moment.

                 (b) Form of Prospectuses. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the U.S. Underwriters and the International Managers with copies of the form of prospectuses, in such numbers as the U.S. Underwriters and the International Managers may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of this Agreement and the International Purchase Agreement. If the Company elects to rely on Rule 434, the Company will provide the U.S. Underwriters and the International Managers with copies of the form of 434 Prospectus, in such numbers as the U.S. Underwriters and the International Managers may reasonably request, by the close of business in New York on the business day immediately succeeding the date of this Agreement and the International Purchase Agreement.

                 (c) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectuses (including any revised prospectus which the Company proposes for use by the U.S. Underwriters and the International Managers in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, and any term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Global Coordinator with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Global Coordinator shall reasonably object.

                 (d) Delivery of Registration Statements. The Company will deliver to the U.S. Representatives as many signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) as the U.S. Representatives may reasonably request and will also deliver to the U.S. Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the U.S. Representatives may reasonably request for each of the U.S. Underwriters.

                 (e) Delivery of U.S. Prospectus. The Company will furnish to each U.S. Underwriter, from time to time during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                 (f) Amendments and Supplements to Prospectuses. If any event shall occur as a result of which it is necessary, in the opinion of the U.S. Underwriters and the International Managers, to amend or supplement the Prospectuses in order to make the Prospectuses not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectuses and provide drafts thereof to the U.S. Underwriters and the International Managers and provide them a reasonable opportunity to review such drafts and provide comments with respect thereto, so that, as so amended or supplemented, the Prospectuses will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectuses are delivered to a purchaser, not misleading, and the Company will furnish to the U.S. Underwriters and the International Managers a reasonable number of copies of any amendment or amendments of or supplement or supplements to, the Prospectuses.

                 (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been qualified as above provided, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                 (h) Rule 158. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited, but in form complying with the provisions of Rule 158 of the 1933 Act Regulations) of the Company covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                 (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

                 (j) Omission of Information. If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of this Agreement and the International Purchase Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted.

                 (k) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange and will use every reasonable effort to maintain the listing of the Securities on the New York Stock Exchange.

                 (l) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (except for Common Stock or options issued pursuant to this Agreement or the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses).

                 (m) Stabilization or Manipulation. Prior to the time at which the distribution of the Securities is completed, the Company shall not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) bid for, purchase or pay anyone any compensation for soliciting purchases of, the Securities.

                 SECTION 4.         Covenants of the Selling Stockholders.
Each of the Selling Stockholders covenants with each of the U.S. Underwriters as follows:

                 (a) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, such Selling Stockholder will not, without the prior written consent of the Global Coordinator, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (except for Common Stock sold pursuant to this Agreement or the International Purchase Agreement).

                 (b) Stabilization or Manipulation. Prior to the time at which the distribution of the Securities is completed, the Selling Stockholders shall not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) bid for, purchase or pay anyone any compensation for soliciting purchases of, the Securities.

                 (c) Form W-9. Each Selling Shareholder agrees to deliver to the U.S. Representatives prior to or at Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Securities to the U.S. Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants and of counsel to the Selling Stockholders, (iv) the expenses in connection with the qualification of the Securities under state or other securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the U.S. Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto, (vi) the printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey, (vii) the fees and expenses incurred in connection with any filings required to be made by the U.S. Underwriters with the National Association of Securities Dealers, Inc., and
(viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                 If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 6 hereof or Section 10(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the U.S. Underwriters.

                 SECTION 6.         Conditions of Obligations of the U.S.
Underwriters. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained at the date hereof and at Closing Time, to the performance by the Company and the Selling Stockholders of their obligations hereunder required to be performed prior to Closing Time, and to the following further conditions:

                 (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof or at such later time and date as may be approved by the U.S. Representatives; and at Closing Time and any Date of Delivery, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price per share of the Securities, the purchase price per share to be paid by the U.S. Underwriters and the International Managers, and any other price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Global Coordinator of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                 (b) Opinion of Counsel for the Company and the Selling Stockholders. At Closing Time the U.S. Representatives shall have received:

                          (i) The favorable opinion, dated as of Closing Time, of Andrews & Kurth L.L.P., counsel for the Company and the Selling Stockholders, in form and substance satisfactory to the U.S. Representatives, to the effect set forth in Exhibit A hereto.

                          (ii) The favorable opinion, dated as of Closing Time, of Onebane, Bernard, Torian, Diaz, McNamara & Abell, counsel for the Company, in form and substance satisfactory to the U.S. Representatives, to the effect set forth in Exhibit B hereto.

                 (c) Opinion of Counsel for the U.S. Underwriters. The favorable opinion, dated as of Closing Time, of Baker & Botts, L.L.P., counsel for the U.S. Underwriters, with respect to the matters set forth in (i), (iv),
(v), (vi) (solely as to preemptive rights arising by operation of law or under the charter or by-laws of the Company), (vii), (viii) and (xi) and the penultimate paragraph of Exhibit A hereto. In giving such opinions, Baker & Botts, L.L.P. may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

                 (d) Officers' Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectuses, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties of the Company contained in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of each such officer, no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 6(d), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.

                 (e) Certificate of Selling Stockholders. At Closing Time the U.S. Representatives shall have received a certificate from each of the Selling Stockholders, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Stockholder contained in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

                 (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention that causes them to believe that (A) the unaudited financial statements and supporting schedules and other financial information of the Company and its Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the unaudited amounts of revenues, net income and net income per share set forth under "Selected Financial Information" in the Prospectuses were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or (C) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its Subsidiaries or any decrease in consolidated net current assets or stockholder's equity as compared with the amounts shown in the June 30, 1997 balance sheet included in the Registration Statement or, during the period from June 30, 1997 to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, net income, or net income per share of the Company and its Subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectuses disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectuses and which are specified by the U.S. Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its Subsidiaries identified in such letter.

                 (g) Bring-down Comfort Letter. At Closing Time the U.S. Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time to the effect that they confirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to in such letter shall be a date not more than three days prior to Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (f) of this Section with respect to certain amounts, percentages and financial information specified by the U.S. Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

                 (h) Additional Documents. At Closing Time and at each Date of Delivery, if any, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

                 (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance and evidence of satisfactory distribution.

                 (j) Lock-Up Agreements. At Closing Time the Company shall have furnished to the U.S. Representatives "lock-up" letters, in form and substance reasonably satisfactory to the U.S. Representatives, signed by each of the Company's current directors, the Cherie Flores Children's Trust, and the James Flores Children's Trust, pursuant to which each such person shall agree not to offer for sale, sell, grant an option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable into or exercisable for Common Stock owned by such person or with respect to which such person has the power of disposition, for a period of 90 days from the date of the Prospectuses, without the prior written consent of the Merrill Lynch.

                 (k) Satisfaction of U.S. Representatives. At Closing Time and at each Date of Delivery, if any, all actions, proceedings, instruments, opinions and documents required in connection with the consummation of the transactions contemplated by this Agreement shall be reasonably satisfactory to the U.S. Representatives, and the Company and the Selling Stockholders shall have delivered to the U.S. Representatives such other certificates and documents as the U.S. Representatives shall reasonably request.

                 (l) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                 (m) Conditions to Purchase of U.S. Option Securities. In the event the U.S. Underwriters exercise their option provided in Section 2 hereof to purchase all or any part of the U.S. Option Securities, and the Date of Delivery specified by the U.S. Underwriters for any such purchase is a date other than Closing Time, the obligation of the U.S. Underwriters to purchase all or any such portion of the U.S. Option Securities shall be subject, in addition to the foregoing conditions, to the accuracy of the representations and warranties of the Company and the Selling Stockholders at each Date of Delivery, to the performance by the Company and the Selling Stockholders of their obligations hereunder required to be performed prior to each Date of Delivery, and to the receipt by the U.S. Underwriters of the following:

                          (i) Officer's Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 6(d) hereof remains true as of such Date of Delivery.

                          (ii) Certificate of Selling Stockholders. A certificate, dated such Date of Delivery, of each of the Selling Stockholders confirming that the certificate delivered at Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

                          (iii) Opinion of Counsel for the Company and Selling Stockholders. The favorable opinion of Andrews & Kurth L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the U.S. Representatives, dated such Date of Delivery, relating to the U.S. Option Securities and otherwise to the same effect as the opinion required by Section 6(b)(i) hereof.

                          (iv) Opinion of Counsel for the Company. The favorable opinion of Onebane, Bernard, Torian, Diaz, McNamara & Abell, counsel for the Company, in form and substance reasonably satisfactory to the U.S. Representatives, dated such Date of Delivery, relating to the U.S. Option Securities and otherwise to the same effect as the opinion required by Section 6(b)(ii) hereof.

                          (v)       Opinion of Counsel for the U.S.
         Underwriters. The favorable opinion of Baker & Botts, L.L.P., counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities and otherwise to the same effect as the opinion required by Section 6(c) hereof.

                          (vi) Bring-down Comfort Letter. A letter, dated as of such Date of Delivery, from Arthur Andersen LLP, in form and substance reasonably satisfactory to the U.S. Representatives, substantially the same in scope and substance as the letter furnished pursuant to Section 6(g) hereof, except that the "specified date" in such letter shall be a date not more than three days prior to such Date of Delivery.

                 (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 hereof shall remain in effect.

                 SECTION 7.         Indemnification.

                 (a) Indemnification of U.S. Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth in clauses (i), (ii) and
(iii) below. In addition, subject to the provisions of this Section 7, each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Selling Stockholders; and

                          (iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by the U.S. Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any person controlling such U.S. Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the U.S. Securities which are the subject thereof if the Company or the Selling Stockholders shall sustain the burden of proving that such person was not sent or given a copy of the U.S. Prospectus (or the U.S. Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such U.S. Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the U.S. Prospectus (or the U.S. Prospectus amended or supplemented).

                 In making a claim for indemnification under this Section 7 (other than pursuant to clause (a)(iii) of this Section 7) or contribution under Section 8 by the Company or the Selling Stockholders, the indemnified parties may proceed against either (i) both the Company and the Selling Stockholders or (ii) the Company only, but may not proceed solely against the Selling Stockholders. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a trial court then, as a precondition to any indemnified party obtaining indemnification or contribution from either of the Selling Stockholders (but not the Company alone), the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company and the Selling Stockholders and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction.
Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on the Selling Stockholders (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from the Selling Stockholders without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if
(i) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code and the continuance in effect of such order for 60 consecutive days, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets and the continuance in effect of such order for 60 consecutive days. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company or the Selling Stockholders before obtaining reimbursement of expenses pursuant to clause (a)(iii) of this
Section 7. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company by making a written demand upon the Company for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to receive reimbursement of such expenses from the Selling Stockholders by making written demand directly on the Selling Stockholders (but only if and to the extent the Company has not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company or, having made written demand therefor, to wait such 45 days after failure by the Company to immediately reimburse such expenses if (i) the Company files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code and the continuance in effect of such order for 60 consecutive days, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets and the continuance in effect of such order for 60 consecutive days.

                 (b) Indemnification of Company, Directors and Officers and Selling Stockholders. Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

                 (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                 (e) Limitation of Selling Stockholder Liability. No Selling Stockholder shall be responsible for the payment of an amount, pursuant to this Section 7, which exceeds the net proceeds received by such Selling Stockholder from the sale of the Securities by such Selling Stockholder hereunder.

                 SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Selling Stockholders and one or more of the U.S. Underwriters, as incurred, in such proportions that (i) the U.S.

Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectuses bears to the initial public offering price appearing thereon and (ii) the Company and the Selling Shareholders are severally responsible for the balance on the same basis as each of them would have been obligated to provide indemnification pursuant to Section 7; provided, however, that no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, (a) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses and (b) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the proceeds received by such Selling Stockholder in connection herewith exceed the aggregate amount such Selling Stockholder has otherwise paid pursuant hereto and to Section 7(a). For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                 SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or certificates of the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the U.S. Underwriters.

                 SECTION 10.        Termination of Agreement.

                 (a) The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets of the United States or internationally or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission or any exchange, or (iv) if trading generally on either the New York Stock Exchange, the American

Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York, Delaware or Louisiana authorities, the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 hereof shall remain in effect.

                 SECTION 11.        Default by One or More of the U.S.
Underwriters. If any one of the U.S. Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such U.S. Underwriter under this Agreement (the "Defaulted Securities") and such failure to purchase shall constitute a default in the performance of its obligations hereunder and thereunder, the remaining U.S. Underwriters or U.S. Representatives shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Underwriters or U.S. Representatives shall not have completed such arrangements within said 48-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Selling Stockholder to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from any liability it may have hereunder in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, each of the U.S. Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements.

                 SECTION 12. Default by One or More of the Selling Stockholders or the Company. If a Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the other Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the U.S. Underwriters may, at their option, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

                 In the event of a default by any Selling Stockholder as referred to in this Section, each of the U.S. Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

                 If the Company shall fail at Closing Time to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

                 No action taken pursuant to this Section shall relieve the Company or any Selling Stockholder or Selling Stockholders so defaulting from liability, if any, in respect of such default.

                 SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives c/o Merrill Lynch & Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, to the attention of Jeffrey Kushner, Syndicate Department; notices to the Company shall be directed to it at 500 Dover Boulevard, Suite 300, Lafayette, Louisiana 70503, to the attention of Robert K. Reeves; and notices to the Selling Stockholders shall be directed to them in care of the Company at 500 Dover Boulevard, Suite 300, Lafayette, Louisiana 70503.

                 SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the

Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 15. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Except where otherwise provided, specified times of day refer to New York City time.

                 SECTION 16.        Effect of Headings.    The Article and
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company, each of the Selling Stockholders and each of the U.S. Underwriters in accordance with its terms.

                                      Very truly yours,

                                      OCEAN ENERGY, INC.,
                                      a Delaware corporation


                                      By:
                                         -------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


                                      SELLING STOCKHOLDERS



                                      ----------------------------------------
                                      James C. Flores



                                      ----------------------------------------
                                      Richard G. Zepernick, Jr.



                                      ----------------------------------------
                                      Robert L. Belk

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
         Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
LEHMAN BROTHERS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS
   INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PETRIE PARKMAN & CO., INC.
SMITH BARNEY INC.

By:   Merrill Lynch, Pierce, Fenner & Smith
      Incorporated


      By:
         ------------------------------------------
         Name:
              -------------------------------------
         Title:
               ------------------------------------

  For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A

                                                                                              Number of Initial U.S.
Name of  U.S. Underwriter                                                                   Securities to be Purchased
-------------------------                                                                   --------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . . . . . .
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Howard, Weil, Labouisse, Friedrichs Incorporated  . . . . . . . . . . . . . . .
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . .
Petrie, Parkman & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .






                                                                                                               ----------
          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,280,000
                                                                                                               =========

                                                                      SCHEDULE B



                                                                                       Maximum Number of U.S.
                                                        Number of Initial U.S.           Option Securities
 Name                                                   Securities to be Sold                to be Sold
 ----                                                   ---------------------        ------------------------
 James C. Flores                                                    416,000                      492,000

 Richard G. Zepernick, Jr.                                           48,000                            0
 Robert L. Belk                                                      16,000                            0
                                                                    -------                      -------

 Total                                                              480,000                      492,000
                                                                    =======                      =======

                                                                      SCHEDULE C


                                3,280,000 SHARES

                               OCEAN ENERGY, INC.
                            (A DELAWARE CORPORATION)

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)


                 (i) The public offering price per share of the U.S. Securities, determined as provided in Section 2, shall be $___________.

                 (ii) The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $___________, being an amount equal to the initial public offering price set forth above less $___________ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.

                                                                       EXHIBIT A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 6(b)(i)


         (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under "Capitalization" (except for issuances, if any, subsequent to the date of the Prospectus pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus) and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

         (iv) The U.S. Purchase Agreement and the International Purchase Agreement have been duly and validly authorized, executed and delivered by the Company and each of the Selling Stockholders.

         (v) The Securities to be sold by the Company have been duly authorized for issuance by the Company and sale to the U.S. Underwriters and the International Managers pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth therein, such Securities will be validly issued and fully paid and nonassessable.

         (vi) The issuance of the Securities to be sold by the Company under the U.S. Purchase Agreement and the International Purchase Agreement is not subject to preemptive or other similar rights to subscribe to or purchase the same arising by operation of law, under the charter or by-laws of the Company or, to the best of our knowledge and information, otherwise.

         (vii) The Registration Statement has become effective under the 1933 Act; any required filings of the Prospectuses or any supplements thereto pursuant to Rule 424(b) of the 1933 Act Regulations have been made in the manner and in the time period required by said Rule 424(b); and, after due inquiry, to our knowledge, no stop order suspending the effectiveness of the

Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

         (viii) At the time the Registration Statement became effective, the Registration Statement and the Prospectuses and any supplements or amendments thereto (other than the financial statements and notes thereto and related schedules and other financial data included therein and the reserve data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

         (ix) Each document filed pursuant to the 1934 Act (other than financial statements and notes thereto and related schedules and other financial data included therein and the reserve data included therein, as to which no opinion need be rendered), and incorporated by reference or deemed incorporated by reference in the Prospectuses at the time of filing complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

         (x) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement or the offering, issuance or sale of the Securities by the Company to the U.S. Underwriters and the International Managers under the U.S. Purchase Agreement and the International Purchase Agreement, respectively, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, and state or foreign securities laws for the offering and sale of the Securities; and the execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement, respectively, by the Company and the issuance and sale of the Securities under the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and the consummation of the other transactions contemplated therein, and compliance by the Company with its obligations thereunder, will not conflict with or constitute a breach or violation of, or default under, or give rise to any right of termination or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which it is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, nor will such action conflict with or result in any breach or violation of the provisions of the charter or by-laws of the Company, or of any applicable law, administrative regulation or, to our best knowledge and information, any administrative or court decree.

         (xi) The Common Stock conforms as to legal matters to the description thereof contained in the Company's Registration Statement on Form 8-A dated March 8, 1996, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

         (xii) To our best knowledge and information, there are no legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Prospectuses, other than those disclosed therein.

         (xiii) To our best knowledge and information, the Company is not in violation of its charter or by-laws.

         (xiv) To our best knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectuses or to be filed as exhibits to or incorporated by reference into the Registration Statement other than those described or referred to therein or filed as exhibits or incorporated by reference thereto, and the descriptions thereof or references thereto are correct.

         (xv) The information in the Prospectuses under the caption "Business and Properties - Governmental Regulation" and "Business and Properties - Environmental Matters" to the extent that it describes statutes or regulations, documents or legal or governmental proceedings, has been reviewed by such counsel and is correct in all material respects.

         (xvi) To our best knowledge and information, no holder of securities of the Company has rights to require the registration of such securities as a result of the filing of the Registration Statement, or in connection with the offering of the Securities that have not been either complied with or duly and effectively waived.

         (xvii) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement or the offering or sale of the Securities by the Selling Stockholders to the U.S. Underwriters under the U.S. Purchase Agreement and to the International Managers under the International Purchase Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, and state or foreign securities laws for the offering and sale of the Securities; and the execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement by the Selling Stockholders and the sale of the Securities by the Selling Stockholders under the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the other transactions contemplated therein, and compliance by the Selling Stockholders with its obligations thereunder, will not conflict with or constitute a breach or violation of, or default under, or give rise to any right of termination or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholders pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which either of them is a party or by which either of them may be bound, or to which any of the property or assets of the Selling Stockholders is subject, nor will such action conflict with or result in any breach or violation of any applicable law, administrative regulation or, to our best knowledge and information, any administrative or court decree.

         (xviii) Immediately prior to the consummation of the transactions contemplated by the U.S. Purchase Agreement and the International Purchase Agreement, each Selling Stockholder was the sole record owner of the Securities to be sold by such Selling Stockholder under the U.S. Purchase Agreement and the International Purchase Agreement; upon delivery of the Securities to be sold by the Selling Stockholders under the U.S. Purchase Agreement and the International Purchase Agreement and payment of the purchase price therefor as contemplated by the U.S. Purchase Agreement and the International Purchase Agreement, assuming (a) the U.S. Underwriters have purchased the Securities for value and without notice of any adverse claim or actual knowledge of a restriction on transfer and (b) the certificates evidencing the Securities are registered in the name of the U.S. Underwriters or endorsed to the U.S. Underwriters, (i) the U.S. Underwriters will have acquired all rights of such Selling Stockholder in the Securities free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company and (ii) the owner of the Securities, if other than such Selling Stockholder, is precluded from asserting against the U.S. Underwriters the ineffectiveness of any unauthorized endorsement or instruction.

         (xix) The Selling Stockholders have all necessary power and authority to enter into and perform their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         In addition, we have participated in the preparation of the Registration Statement and Prospectuses and, although we are not passing upon, and do not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement and the Prospectuses (relying to a large extent as to factual matters upon certificates of officers and directors of the Company and certificates of the Selling Stockholders), nothing has come to our attention that causes us to believe that the Registration Statement (except for financial statements and schedules and the notes thereto and other financial data included therein and the reserve data included therein, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses (except for financial statements and schedules and the notes thereto and other financial data included therein and the reserve data included therein, as to which we make no statement), at the time the Prospectuses were issued or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In giving such opinions, Andrews & Kurth L.L.P. may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the U.S. Representatives.

                                                                       EXHIBIT B


                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 6(b)(ii)


                 (i) Ocean Energy, Inc. a Louisiana corporation ("OEI Louisiana") has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Louisiana.

                 (ii). The Company is not required to qualify as a foreign corporation to transact business in the state of Louisiana.

                 (iii) To our best knowledge and information, OEI Louisiana is not in violation of its charter or by-laws.

                 Nothing has come to our attention that causes us to believe that the Registration Statement (except for financial statements and schedules and the notes thereto and other financial data included therein and the reserve data included therein, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses (except for financial statements and schedules and the notes thereto and other financial data included therein and the reserve data included therein, as to which we make no statement), at the time the Prospectuses were issued or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In giving such opinions, Onebane, Bernard, Torian, Diaz, McNamara & Abell may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Lead Managers.





                                      B-1